UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 28, 2009

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the annual shareholders meeting on May 28, 2009, the shareholders of Supertel Hospitality, Inc. approved an amendment to the Supertel 2006 Stock Plan. The amendment increases the maximum number of shares reserved for issuance under the plan from 200,000 to 300,000 and changes the definition of fair market value to mean the closing price of Supertel common stock with respect to future awards under the plan. The forgoing summary of the amendment is qualified in its entirety by reference to the Amendment to Supertel 2006 Stock Plan included as an exhibit to this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information provided in Item 1.01 of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.
10.1	Amendment to Supertel 2006 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: May 28, 2009	By: /s/ Donavon A. Heimes
Name: Donavon A. Heimes
Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment to Supertel 2006 Stock Plan.